UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Principal Officers.

On March 24, 2009, the Compensation Committee of the Board of Directors approved a companywide temporary salary reduction plan effective for six months beginning as of the immediately following payroll. Under the plan, the salary of C. Nicholas Keating, Jr., CEO, has been reduced by 15%, the salary of each of the Company’s other executive officers has been reduced by 10%, and the salary of most other employees has been reduced by 7.5% (excluding non-salaried employees and employees who are based in foreign jurisdictions or who may be subject to local pay rules). Concurrently, the Committee authorized grants of restricted stock under the Company’s 2008 Equity Incentive Plan to the affected employees, including executive officers, intended to help offset the six-month salary reductions, though the value of the restricted stock granted might not equal such amount.  The exact number of shares will be determined on the date of grant based on the amount of each individual’s salary reduction and the trading price of the Company’s common stock on such date, within certain limitations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2009

Network Equipment Technologies, Inc.

By:	/s/ JOHN F. MCGRATH, JR.
Name:	John F. McGrath, Jr.
Title:	Vice President and Chief Financial Officer